Exhibit 99.1

ONEMAIN HOLDINGS, INC. REPORTS FOURTH QUARTER 2015 RESULTS

Evansville, IN, February 25, 2016 - OneMain Holdings, Inc. (NYSE: OMF) today reported a GAAP basis net loss of $219 million, or ($1.63) per diluted share, for the fourth quarter of 2015.

After tax Core Earnings (a non-GAAP measure) for the quarter was $105 million, and after tax Core Earnings per Diluted Share (a non-GAAP measure) was $0.77. Weighted average diluted shares outstanding increased to 134.5 million for the fourth quarter of 2015 from 114.8 million for the prior year quarter as a result of the company’s issuance of 19.4 million common shares on May 4, 2015.

Jay Levine, President and CEO of OneMain Holdings said, “During the fourth quarter, we completed the most significant transaction in our company’s long history - the acquisition of OneMain Financial. We have brought together two leading providers of personal loans, and we now serve almost 2.5 million customers through our nationwide footprint of over 1,800 branches. The new OneMain has the potential to drive strong overall returns through greater scale and enhanced credit performance.”

Levine added, “2015 was a very successful year for us as we met or exceeded all of the company’s performance goals, and we are well-positioned for continued success in 2016 as we execute on the very significant opportunities presented by the combination of the former Springleaf and OneMain.”

Core Consumer Operations: (Reported on a historical accounting basis, which is a non-GAAP measure. Refer to the reconciliation of non-GAAP to comparable GAAP measures beginning on page 10. Includes Legacy OneMain beginning November 1, 2015)

Consolidated Pretax Core Earnings (non-GAAP) was $168 million for the fourth quarter. The Consumer and Insurance segment contributed $143 million to Pretax Core Earnings for the fourth quarter. The Acquisitions and Servicing segment contributed $25 million to Pretax Core Earnings for the fourth quarter. Pretax Core Earnings excludes the $17 million impact of acquisition related transaction and integration expenses recorded in the fourth quarter in the Consumer and Insurance and Acquisitions and Servicing segments of $16 million and $1 million, respectively.

Consumer and Insurance Segment1 (includes Legacy OneMain beginning November 1, 2015).

Consumer and Insurance pretax operating income was $143 million for the fourth quarter of 2015.
Consumer net finance receivables reached $13.6 billion2 at December 31, 2015, and consumer net finance receivables per branch of $6.9 million at December 31, 2015.

Net interest income was $541 million in the quarter. Yield in the current quarter was 25.08%, Risk adjusted yield was 18.62% in the fourth quarter of 2015.

The annualized net charge-off ratio was 6.46% in the fourth quarter of 2015.

1 Consumer and Insurance segment reflects historical accounting basis (which is a basis of accounting other than U.S. GAAP).
2 4Q 2015 includes finance receivables held for sale.

The annualized gross charge-off ratio was 7.18% and the recovery ratio was 72 basis points in the fourth quarter of 2015.

The 60+ delinquency ratio was 3.03% at quarter end.

Acquisitions and Servicing Segment

The Acquisitions and Servicing segment contributed $25 million to the company’s consolidated pretax operating income in the fourth quarter. The entire Acquisitions and Servicing segment, which includes non-controlling interests, generated pretax operating income of $51 million in the fourth quarter3, with net interest income of $89 million and a yield of 26.41%. Net finance receivables at quarter-end were $1.6 billion, down from $2.0 billion at December 31, 2014, and down from $1.7 billion at September 30, 2015. The principal balance of the portfolio was $2.1 billion at quarter-end versus $2.6 billion at December 31, 2014 and $2.2 billion at September 30, 2015.

The annualized net charge-off ratio was 4.68% in the quarter, versus 5.25% in the prior year quarter and 4.29% in the prior quarter.

The annualized gross charge-off ratio was 5.68% in the quarter, down 38 basis points from the prior year quarter and up 28 basis points from the third quarter 2015. Recoveries were 67 basis points in the quarter versus 59 basis points in the prior year quarter.

The 60+ delinquency ratio for the Acquisitions and Servicing segment was 4.07% at the end of the quarter, a decrease of 62 basis points from the prior year end, and up 1 basis point from the prior quarter end.

Non-Core Portfolio: (Reported on a historical accounting basis, which is a non-GAAP measure.)
Legacy Real Estate and Other Non-Core

The Real Estate segment generated a pretax operating loss of $35 million in the quarter. The loss resulted primarily from the reduction in interest earning assets attributable to real estate sales completed in 2014. Upon closing of the acquisition of OneMain, the majority of the debt allocated to the Real Estate segment and Other Non-Core was re-allocated to the Consumer and Insurance segment. The real estate portfolio was $0.7 billion at quarter end, down from $0.9 billion at the prior year quarter end.4

Other non-core activities generated a pretax operating loss of $23 million in the fourth quarter.

Liquidity and Capital Resources

As of December 31, 2015, the company had $939 million of cash and equivalents, which includes $633 million of available cash and highly liquid investment securities. The company had total outstanding debt of $17.3 billion at year end, in a variety of debt instruments.

3 Includes the impact of earnings attributable to non-controlling interests.
4 Includes both held for investment and held for sale finance receivables.

Use of Non-GAAP Financial Measures

We report the operating results of our Core Consumer Operations (consisting of the results of our Consumer and Insurance and our Acquisitions and Servicing segments), our Non-Core Portfolio (consisting of our Real Estate segment) and our other non-core activities using the same accounting basis that we employed prior to 2010 when we were acquired by Fortress (“Fortress Acquisition”), which we refer to as “historical accounting basis” (a basis of accounting other than U.S. GAAP), to provide an alternative basis for both management and other interested third parties to understand how management measures performance of its operating segments. The historical accounting basis is not applicable to our Acquisitions and Servicing segment since this segment resulted from the purchase of the SpringCastle Portfolio on April 1, 2013 and, therefore, was not affected by the Fortress Acquisition.

Pretax Core Earnings, Core Earnings (which equals Pretax Core Earnings adjusted for estimated taxes), and Core Earnings per Diluted Share are key performance measures used by management in evaluating the performance of our business. Pretax Core Earnings represents our income (loss) before provision for (benefit from) income taxes on a historical accounting basis and excludes results of operations from our Non-Core Portfolio (consisting of our Real Estate segment) and other non-core non-originating legacy operations, acquisition-related transaction and integration expenses, gains (losses) resulting from accelerated long-term debt repayment and repurchases of long-term debt related to Core Consumer Operations (attributable to OneMain Holdings, Inc.), gains (losses) on fair value adjustments on debt related to Core Consumer Operations (attributable to OneMain Holdings, Inc.), costs associated with debt refinance related to Consumer and Insurance and results of operations attributable to non-controlling interests. Pretax Core Earnings, Core Earnings, and Core Earnings per Diluted Share assist us in comparing our business performance on a consistent basis. Management believes these non-GAAP financial measures are useful in assessing the profitability of our core business operations and our management uses these non-GAAP financial measures in evaluating our operating performance. These non-GAAP financial measures should be considered supplemental to, but not as a substitute for or superior to, operating income, segment profit or loss, net income, or other measures of financial performance prepared in accordance with U.S. GAAP.

Conference Call & Webcast Information

OneMain management will host a conference call and webcast to discuss our fourth quarter 2015 results and other general matters at 10:00 am Eastern on Thursday, February 25, 2016. Both the call and webcast are open to the general public. The general public is invited to listen to the call by dialing 877-330-3668 (U.S. domestic), or 678-304-6859 (international), conference ID 49663093, or via a live audio webcast through the Investor Relations section of the website. For those unable to listen to the live broadcast, a replay will be available on our website or by dialing 800-585-8367 (U.S. domestic), or 404-537-3406, conference ID49663093, beginning approximately two hours after the event. The replay of the conference call will be available through March 10, 2016. An investor presentation will be available on the Investor Relations page of OneMain’s website at www.springleaf.com prior to the start of the conference call.

Cautionary Note Regarding Forward-Looking Statements
This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact but instead represent only management’s current beliefs regarding future events. By their nature, forward-looking statements involve inherent risks, uncertainties and other important factors that may cause actual results, performance or achievements to differ materially from those expressed in or implied by such forward-looking statements. We caution you not to place undue reliance on these forward-looking statements that speak only as of the date they were made. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events or the non-occurrence of anticipated events.

Forward-looking statements include, without limitation, statements concerning future plans, objectives, goals, projections, strategies, events or performance, and underlying assumptions and other statements related thereto. Statements preceded by, followed by or that otherwise include the words “anticipates,” “appears,” “are likely,” “believes,” “estimates,” “expects,” “foresees,” “intends,” “plans,” “projects” and similar expressions or future or conditional verbs such as “would,” “should,” “could,” “may,” or “will,” are intended to identify forward-looking statements. Important factors that could cause actual results, performance or achievements to differ materially from those expressed in or implied by forward-looking statements include, without limitation, the following: various risks relating to the successful integration and operation of OneMain Financial Holdings, LLC (formerly known as OneMain Financial Holdings, Inc.) and its direct and indirect subsidiaries (collectively, “OneMain”), including unanticipated difficulties financing the ongoing operations of OneMain; unanticipated expenditures relating to the integration and operation of OneMain; any litigation, fines or penalties that could arise relating to the acquisition or operation of OneMain; the impact of the acquisition of OneMain on the Company’s relationships with employees and third parties; the inability to obtain, or delays in obtaining, anticipated cost savings, revenue growth or other synergies associated with the acquisition of OneMain; various risks relating to the proposed sale of branches to Lendmark Financial Services, LLC (the “Lendmark Sale”) in connection with the previously disclosed settlement with the U.S. Department of Justice, including the costs and effects of any failure or inability to consummate the Lendmark Sale timely or at all, which could potentially result in a sale of such branches to another buyer on terms less favorable than the proposed Lendmark Sale; changes in general economic conditions, including the interest rate environment and the financial markets; levels of unemployment and personal bankruptcies; natural or accidental events such as earthquakes, hurricanes, tornadoes, fires, or floods affecting our customers, collateral, branches or other operating facilities; war, acts of terrorism, riots, civil disruption, pandemics, or other events disrupting business or commerce; changes in the rate at which we can collect or potentially sell our finance receivables portfolio; the effectiveness of our credit risk scoring models in assessing the risk of customer unwillingness or lack of capacity to repay; changes in our ability to attract and retain employees or key executives to support our business; changes in the competitive environment in which we operate, including the demand for our products, customer responsiveness to our distribution channels, and the strength and ability of our competitors to operate independently or to enter into business combinations that result in a more attractive range of customer products or provide greater financial resources; shifts in collateral values, delinquencies, or credit losses; changes in federal, state or local laws, regulations, or regulatory policies and practices, including the Dodd-Frank Wall Street Reform and Consumer Protection Act (which, among other things, established the Consumer Financial Protection Bureau, which has broad authority to regulate and examine financial institutions, including the Company), that affect our ability to conduct business or the manner in which we conduct business, such as licensing requirements, pricing limitations or restrictions on the method of offering products, as well as changes that may result from increased regulatory scrutiny of the sub-prime lending industry; potential liability relating to real estate and personal loans which we have sold or may sell in the future, or relating to securitized loans, if it is determined that there was a non-curable breach of a representation or warranty made in connection with such transactions; the effect of future sales of our remaining portfolio of real estate loans and the transfer of servicing of these loans; the costs and effects of any actual or alleged violations of any federal, state or local laws, rules or regulations, including any litigation associated therewith, any impact to our business operations, reputation, financial position, results of operations or cash flows arising therefrom, any impact to our relationships with lenders, investors or other third parties attributable thereto, and the costs and effects of any breach of any representation, warranty or covenant under any of our contractual arrangements, including indentures or other financing arrangements or contracts, as a result of any such violation; the costs and effects of any fines, penalties, judgments, decrees, orders, inquiries, investigations, subpoenas, or enforcement or other proceedings of any governmental or quasi-governmental agency or authority and any litigation associated therewith; our continued ability to access the capital markets or the sufficiency of our current sources of funds to satisfy our cash flow requirements; our ability to comply with our debt covenants; our ability to generate sufficient cash to service all of our indebtedness; the effects of any downgrade of our debt ratings by credit rating agencies, which could have a negative impact on our cost of and/or access to capital; our substantial indebtedness, which could prevent us from meeting our obligations under our debt instruments and limit our ability to react to changes in the economy, or our ability to incur additional borrowings; the impacts of our securitizations and borrowings; our ability to maintain sufficient capital levels in our regulated and unregulated subsidiaries; changes in accounting standards or tax policies and practices and the application of such new policies and practices to the manner in which we conduct business; and other risks and uncertainties described in the “Risk Factors” and “Management’s Discussion and Analysis” sections of the Company’s most recent Form 10-K and Form 10-Qs filed with the SEC and in the Company’s other filings with the SEC from time to time. The foregoing list of factors that could cause actual results, performance or achievements to differ materially from those expressed in or implied by forward-looking statements does not purport to be complete and new factors, risks and uncertainties may arise in the future that are impossible for us to currently predict.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended December 31,		Years Ended December 31,
(dollars in millions except earnings (loss) per share)	2015	2014	2015	2014

Interest income:
Finance charges	$636	$407	$1,870	$1,921
Finance receivables held for sale originated as held for investment	48	6	61	61
Total interest income	684	413	1,931	1,982

Interest expense	215	157	715	734

Net interest income	469	256	1,216	1,248

Provision for finance receivable losses	510	95	759	474

Net interest income (loss) after provision for finance receivable losses	(41)	161	457	774

Other revenues:
Insurance	95	41	211	166
Investment	8	7	52	39
Net loss on repurchases and repayments of debt	—	(59)	—	(66)
Net loss on fair value adjustments on debt	—	—	—	(15)
Net gain (loss) on sales of real estate loans and related trust assets	—	(5)	—	726
Other	—	(11)	(2)	(18)
Total other revenues	103	(27)	261	832

Other expenses:
Operating expenses:
Salaries and benefits	180	81	485	360
Acquisition-related transaction and integration expenses	33	—	62	—
Other operating expenses	146	73	344	266
Insurance policy benefits and claims	43	18	96	75
Total other expenses	402	172	987	701

Income (loss) before provision for (benefit from) income taxes	(340)	(38)	(269)	905

Provision for (benefit from) income taxes	(148)	(13)	(147)	297

Net income (loss)	(192)	(25)	(122)	608

Net income attributable to non-controlling interests	27	21	120	103

Net income (loss) attributable to OneMain Holdings, Inc.	$(219)	$(46)	$(242)	$505

Share Data:
Weighted average number of shares outstanding:
Basic	134,465,781	114,799,490	127,910,680	114,791,225
Diluted	134,465,781	114,799,490	127,910,680	115,265,123
Earnings (loss) per share:
Basic	$(1.63)	$(0.41)	$(1.89)	$4.40
Diluted	$(1.63)	$(0.41)	$(1.89)	$4.38

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(dollars in millions)
December 31,	2015	2014

Assets
Cash and cash equivalents	$939	$879
Investment securities	1,867	2,935
Net finance receivables:
Personal loans	13,267	3,831
SpringCastle Portfolio	1,576	1,979
Real estate loans	524	625
Retail sales finance	23	48
Net finance receivables	15,390	6,483
Unearned insurance premium and claim reserves	(662)	(217)
Allowance for finance receivable losses	(587)	(176)
Net finance receivables, less unearned insurance premium and claim reserves and allowance for finance receivable losses	14,141	6,090
Finance receivables held for sale	796	205
Restricted cash and cash equivalents	676	218
Goodwill	1,440	—
Other intangible assets	559	21
Other assets	638	464

Total assets	$21,056	$10,812

Liabilities and Shareholders’ Equity
Long-term debt	$17,300	$8,356
Insurance claims and policyholder liabilities	747	229
Deferred and accrued taxes	20	152
Other liabilities	384	238
Total liabilities	18,451	8,975

Shareholders’ equity:
Common stock	1	1
Additional paid-in capital	1,533	529
Accumulated other comprehensive income (loss)	(33)	3
Retained earnings	1,250	1,492
OneMain Holdings, Inc. shareholders’ equity	2,751	2,025
Non-controlling interests	(146)	(188)
Total shareholders’ equity	2,605	1,837

Total liabilities and shareholders’ equity	$21,056	$10,812

CORE KEY METRICS

	At or for the		At or for the
	Three Months Ended December 31,		Years Ended December 31,
(dollars in millions)	2015	2014	2015	2014

Consumer and Insurance
Finance receivables held for investment:
Net finance receivables			$12,954	$3,807
Number of accounts			2,202,091	918,564
TDR finance receivables			$502	$22
Allowance for finance receivable losses - TDR			$237	$2

Finance receivables held for sale:
Net finance receivables			$617	$—
Number of accounts			145,736	—

Finance receivables held for investment and held for sale:
Average net receivables	$10,546	$3,694	$5,734	$3,395
Yield	25.08%	26.95%	25.85%	26.99%
Gross charge-off ratio *	9.55%	5.78%	7.52%	5.65%
Recovery ratio	(0.71)%	(0.82)%	(0.80)%	(0.71)%
Charge-off ratio *	8.84%	4.96%	6.72%	4.94%
Delinquency ratio			3.03%	2.82%
Origination volume	$2,488	$1,049	$5,715	$3,644
Number of accounts originated	390,728	218,581	991,051	784,613

Acquisitions and Servicing
Net finance receivables			$1,576	$1,979
Number of accounts			232,383	277,533
Average net receivables	$1,620	$2,030	$1,769	$2,217
Yield	26.41%	26.47%	26.54%	24.78%
Net charge-off ratio	4.64%	5.56%	4.90%	6.74%
Delinquency ratio			4.07%	4.69%

*
The gross charge-off ratio and charge-off ratio in 2015 reflect $62 million of additional charge-offs recorded in December of 2015 (on a historical accounting basis) related to alignment in charge-off policy for personal loans in connection with the OneMain integration. Excluding these additional charge-offs, our gross charge-off ratio and charge-off ratio would have been 7.18% and 6.46%, respectively, for the three months ended December 31, 2015 and 6.43% and 5.62%, respectively, for the year ended December 31, 2015.

RECONCILIATION OF PGAAP AND HISTORICAL INCOME (LOSS) (NON-GAAP) AND PRETAX CORE EARNINGS (NON-GAAP) RECONCILIATION

	Three Months Ended December 31,		Years Ended December 31,
(dollars in millions)	2015	2014	2015	2014

Income (loss) before provision for (benefit from) income taxes - GAAP basis	$(340)	$(38)	$(269)	$905
Adjustments:
Interest income	107	(5)	97	(93)
Interest expense	29	32	123	132
Provision for finance receivable losses	305	2	319	(15)
Repurchases and repayments of long-term debt	—	20	—	16
Fair value adjustments on debt	—	—	—	8
Sales of finance receivables held for sale originated as held for investment	—	(5)	—	(541)
Amortization of other intangible assets	10	2	14	5
Other	9	3	16	18
Income before provision for income taxes - historical accounting basis	120	11	300	435
Adjustments:
Pretax operating loss - Non-Core Portfolio Operations	35	101	173	14
Pretax operating (income) loss - Other non-core/non-originating legacy operations	23	(4)	111	8
Acquisition-related transaction and integration expenses - Core Consumer Operations	17	—	17	—
Net loss from accelerated repayment/repurchase of debt - Core Consumer Operations (attributable to OMH)	—	15	—	16
Net loss on fair value adjustments on debt - Core Consumer Operations (attributable to OMH)	—	—	—	7
Costs associated with debt refinance - Consumer and Insurance	—	1	—	1
Operating income attributable to non-controlling interests	(27)	(21)	(120)	(103)
Pretax core earnings (non-GAAP)	$168	$103	$481	$378

		Consolidated
	(unaudited, in millions)	4Q15	3Q15	4Q14

1	Purchase Accounting Pretax Income (Loss)	($340)	$22	($38)

2	Finance Charges	108	(2)	(2)
3	Finance Receivables Held for Sale Originated as Held for Investment	(1)	(1)	(3)
4	Interest Income	107	(3)	(5)
5	Interest Expense	29	32	32
6	Provision for Finance Receivable Losses	305	5	2
7	Net Interest Loss after Provision	441	34	29
8	Investment	3	1	2
9	Repurchases and Repayments of Debt	—	—	20
10	Sales of Real Estate Loans and Related Trust Assets	—	—	(5)
11	Other	8	1	2
12	Total Other Revenues	11	2	19
13	Operating Expenses	7	1	1
14	Acquisition-Related Transaction and Integration Expenses	(3)	—	—
15	Insurance Policy Benefits and Claims	4	—	—
16	Total Other Expenses	8	1	1

17	Historical Pretax Income	$120	$59	$11

	Adjustments:
18	Pretax Operating Loss - Non-Core Portfolio Operations	35	47	101
19	Pretax Operating (Income) Loss - Other Non-Core / Non-Originating Legacy Operations	23	30	(4)
20	Acquisition-Related Transaction and Integration Expenses - Core Consumer Operations	17	—	—
21	Net Loss from Accelerated Repayment / Repurchase of Debt - Core Consumer Operations (attributable to OMH)	—	—	15
22	Costs Associated with Debt Refinance - Consumer & Insurance	—	—	1
23	Operating Income Attributable to Non-Controlling Interests	(27)	(31)	(21)
24	Total Adjustments	48	46	92

25	Pretax Core Earnings Attributable to OneMain Holdings, Inc.	$168	$105	$103

26	Estimated Income Taxes *	(63)	(39)	(38)

27	Estimated Core Earnings Attributable to OneMain Holdings, Inc.	$105	$66	$65

28	Average Shares Outstanding - Diluted	134,465,781	134,452,763	114,799,490
29	Estimated Core Earnings per Share - Diluted *	$0.77	$0.50	$0.57

*	Core earnings estimated income taxes assume a 38% statutory rate for the Combined Organization and 37% tax rate for stand-alone Springleaf taxes.

OneMain Holdings, Inc.

Contact:
Craig Streem, 812-468-5752
craig.streem@springleaf.com

Source: OneMain Holdings, Inc.